Exhibit 99.1

                                                             Investor Relations:
                                                             Kley Parkhurst, SVP
                                                                      ePlus inc.
                                                             Tel: (703) 709-1924
                                                            kparkhurst@eplus.com

                 ePlus Reports First Quarter Financial Results:
                    Fully Diluted EPS Increases 26% TO $0.24

      Revenues Increase 11% to $79.9 Million; Net Earnings Increase 17% to
           $2.3 Million; Company Adopts Strategic Sourcing Initiative

HERNDON, VA - August 13, 2003- ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM), today announced financial results for its first quarter ending June 30, 2003. For the quarter, as compared to the same period the prior fiscal year, total revenues increased 11% to $79.9 million from $72.2 million, net earnings increased 17% to $2.3 million from $2.0 million, and fully diluted earnings per share increased 26% to $0.24 from $0.19.

Phillip G. Norton, chairman, president and CEO of ePlus stated, "This quarter's financial performance affirms our cost reduction strategy and the positive impact of our strategic sourcing initiatives. As we have previously announced, we completed the integration of our three technology sales companies into a single, more efficient operating unit. We've reduced overhead costs, such as reducing the headcount from about 590 on 6/30/02 to 565 today - and we've optimized our internal supply chain using our proprietary software. We believe this will result in higher margins, better controls, visibility, and financial reporting. Most importantly, our customers will get the benefit of enhanced services."

The increase in total revenues for the quarter was driven by a 23% increase in Sales of Equipment. Mr. Norton continued "We believe the increased revenues result from greater demand for Enterprise Cost Management by customers who are seeking value added solutions. In addition, we continue to have success with Content+ and Procure+ in the Fortune 1000 marketplace. Our pipeline of new opportunities remains strong."

ePlus' cash position declined from $27.8 million on 3/31/03 to $23.2 million on 6/30/03, due in part to a higher level of accounts receivable attributable to increased Sales of Equipment. Total Assets and Shareholders Equity on June 30, 2003 were $279.6 million and $112.0 million, respectively, as compared to $278.9 million and $109.6 million on March 31, 2003.

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



Highlights
----------

o ePlus announced that it has been awarded a U.S. Patent No. 6,505,172, entitled "Electronic Sourcing System," which covers ePlus' technology for searching multiple catalogs from different suppliers simultaneously, checking inventory availability, and transferring information on selected items to generate purchase orders in an eProcurement, purchasing, ERP, or accounting system.

o ePlus announced that the Hearst Corporation, one of the nation's largest diversified media companies, has purchased a license for Procure+ software to reduce process costs for MRO (maintenance, repair and operation) supplies, office supplies, and technology procurement. Hearst selected ePlus' Procure+ after a yearlong due diligence study that encompassed an extensive set of vendor criteria, including the ability to work within Hearst's existing procurement structure and meet its demanding technology requirements.

o ePlus announced a new version of its leading asset management software, Manage+ v4.0, which includes a Software License Management Module solution for enterprise-wide software license management, including tracking, compliance, integration with auto discovery tools, and an unique reconciliation function that eliminates duplicate assignment of seat licenses.

o ePlus announced that it achieved the Cisco Gold Certification Status, and was named one of Cisco's Two Tier Partner of the Year.

The financial results presented herein are unaudited. Investors are encouraged to review the company's Form 10-Q which will be filed on or around August 14, 2003 and to review other SEC filings including the company's audited financial statements contained in Form 10-K.


Conference Call Scheduled for Friday, August 15th at 11:00 A.M.
---------------------------------------------------------------

The Company will host a conference call at 11 a.m. on Friday, August 15, 2003. To listen, please call (973) 339-3086 or toll-free (800) 683-1535. Ask to be connected to the ePlus conference call. Live and archived webcasts can be accessed from http://www.eplus.com/news/080603.htm. A telephone replay of the conference call will be available by calling (877) 519-4471 or (973) 341-3080, and entering the passcode 3971950 beginning at about 2:00 P.M. on August 15th through August 29th.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, supplier enablement, strategic sourcing, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus(TM), Procure+(TM) , and Manage+(TM) are trademarks of ePlus inc. ePlus Enterprise Cost Management, and eECM, are trademarks applied for of ePlus inc. Other marks referenced herein are property of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
                                                       Three Months Ended
                                                            June 30,
                                                   2002                 2003
                                               ---------------------------------
REVENUES

Sales of product                               $52,886,739          $65,295,787
Sales of leased equipment                        4,611,303                    -
                                               ---------------------------------
                                                57,498,042           65,295,787

Lease revenues                                  10,575,403           12,375,547
Fee and other income                             4,101,835            2,196,184
                                               ---------------------------------
                                                14,677,238           14,571,731

                                               ---------------------------------
TOTAL REVENUES                                  72,175,280           79,867,518
                                               ---------------------------------

COSTS AND EXPENSES

Cost of sales, product                          46,183,424           57,511,924
Cost of sales, leased equipment                  4,535,001                    -
                                               ---------------------------------
                                                50,718,425           57,511,924

Direct lease costs                                 910,776            2,348,130
Professional and other fees                        773,073              516,045
Salaries and benefits                           10,384,783           10,147,191
General and administrative expenses              3,628,301            3,816,453
Interest and financing costs                     2,410,584            1,746,349
                                               ---------------------------------
                                                18,107,517           18,574,168

                                               ---------------------------------
TOTAL COSTS AND EXPENSES                        68,825,942           76,086,092
                                               ---------------------------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES       3,349,338            3,781,426
                                               ---------------------------------

PROVISION FOR INCOME TAXES                       1,373,203            1,478,098
                                               ---------------------------------

NET EARNINGS                                    $1,976,135           $2,303,328
                                               =================================

NET EARNINGS PER COMMON SHARE - BASIC                $0.19                $0.24
                                               =================================
NET EARNINGS PER COMMON SHARE - DILUTED              $0.19                $0.24
                                               =================================


WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC     10,404,895            9,455,381
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED   10,506,489            9,601,499

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